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                                                                   EXHIBIT 10.31

                              Dated __________ 2007

                              VALIDUS HOLDINGS LTD

                                       and

                               TALBOT HOLDINGS LTD

                        AGREEMENT TO PROVIDE INFORMATION

LINKLATERS

Linklaters LLP
One Silk Street
London EC2Y 8HQ

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AGREEMENT TO PROVIDE INFORMATION

THIS AGREEMENT is made on _____ May 2007

BETWEEN:

(1) TALBOT HOLDINGS LTD, a company incorporated in Bermuda (Registration No. 31149) whose registered office is at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda (the "COMPANY"); and

(2) VALIDUS HOLDINGS LTD, a company with limited liability organised under the laws of Bermuda (Registration No. EC37417) whose registered office is at 19 Par La Ville Road, Hamilton, HM11, Bermuda ("VALIDUS").

WHEREAS:

(A) The shareholders of the Company have agreed to sell the Shares to Validus in accordance with the terms of the Share Sale Agreement dated on or about the date of this Agreement and subject to the satisfaction of certain conditions precedent therein ("SHARE SALE").

(B) During the period prior to the completion of the Share Sale the Company has agreed to provide certain information to and cooperate with Validus as is necessary or advisable in connection with Validus' reporting obligations to, among others its current or prospective shareholders or capital providers and any regulatory body including the Securities and Exchange Commission.

It is agreed as follows:

1    INTERPRETATION

     In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1  DEFINITIONS

     "2005 ACCOUNTS" means the audited consolidated financial statements of the Group for the year ended and as at 31 December 2005;

     "2006 ACCOUNTS" means the audited consolidated financial statements of the Group for the year ended and as at the Accounts Date;

     "ACCOUNTS DATE" means 31 December 2006;

     "AFFILIATE" means each officer or director of the Company or any Group Company;

     "GROUP" or "GROUP COMPANIES" means the Company and the subsidiaries and "GROUP COMPANY" means any one of them;

     "IPO ACCOUNTS" means the 2005 Accounts and the 2006 Accounts, with such amendments and appropriate reconciliations in respect of US GAAP as may be necessary to comply with the provisions set out in the memorandum attached as Appendix A, to the extent determined necessary or appropriate by KPMG, or such other accountants as the


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     parties (acting reasonably) may agree, in connection with the delivery of the audit opinions, consents and comfort letters referred to in Clause 3 below, for inclusion in Validus's Registration Statement;

     "REGISTRATION STATEMENT" means the registration statement filed or to be filed by Validus with the Securities Exchange Commission;

     "SHARE SALE AGREEMENT" means the agreement dated on or about the date of this Agreement under which Validus agrees to purchase the entire issued share capital of the Company; and

     "US GAAP" means generally accepted accounting practices and principles in the US.

2    AGREEMENT TO PROVIDE FINANCIAL AND OTHER DATA

     2.1 The Company shall use all reasonable endeavours to provide and to cause its and the Group Companies' respective officers, employees, representatives and advisers, including legal, actuarial and accounting advisers, to provide to Validus as promptly as practicable, from the date hereof until completion of the Share Sale, all cooperation and information reasonably requested by Validus that is necessary or advisable in connection with Validus's reporting requirements to its current or prospective shareholders or capital providers, or any regulatory body, including the Securities and Exchange Commission, or any rating agencies to whom Validus otherwise deems it advisable or beneficial to report, including, to the extent and at the times reasonably requested by Validus:

          2.1.1 participation in meetings with Validus and its advisers, drafting sessions, due diligence sessions, management presentation sessions, road shows and sessions with rating agencies;

          2.1.2 assistance with the preparation of materials for rating agency presentations and business projections and obtaining any necessary rating agencies' confirmations or approvals; and

          2.1.3 provision of other pertinent information regarding the business of the Group Companies as may reasonably be requested by Validus in connection with the preparation of its Registration Statement.

     2.2 The Company shall use all reasonable endeavours to ensure that the information presented pursuant to this clause 2 above and the IPO Accounts provided pursuant to clause 3 below will not contain any untrue statement of a material fact or omit to state any material fact regarding the Group Companies necessary in order to make such information not misleading.

     2.3  For the avoidance of doubt:

          2.3.1 neither the Company nor any Group Company accepts responsibility for nor makes any representation, express or implied nor gives any warranty to Validus with respect to the accuracy or completeness of any information provided by any person other than the Company; and

          2.3.2 the parties agree that if any directors, officers or employees of any Group Company shall participate in road shows or meetings with, or presentations to, prospective investors in Validus or other external third parties in


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               connection with the Registration Statement or otherwise in connection with Validus's public offering of its shares, it shall be made clear to all such prospective investors and external third parties that any such director's, officer's or employee's participation is as a representative of Validus rather than as a representative of any Group Company.

3    US GAAP AUDIT OPINION

     The Company shall use all reasonable endeavours to provide and to cause its and the Group Companies' respective officers, employees, representatives and advisers, including legal, actuarial and accounting, to provide Validus promptly with IPO Accounts and to obtain, as promptly as practicable and in co-operation with Validus, a US GAAP audit opinion with respect to the IPO Accounts to the reasonable satisfaction of Validus, as well as accountants' comfort letters and accountants' consent to include such audit opinion in Validus's Registration Statement.

4    CONTINUING OBLIGATIONS

     The Company shall use all reasonable endeavours to notify and to cause its and the Group Companies' respective officers, employees, representatives and advisers, including legal, actuarial and accounting, to notify Validus promptly if at any time from the date hereof until completion of the Share Sale any of the information provided pursuant to clauses 2 or 3 above ceases to be accurate in any material respect and will promptly supplement such information so as to rectify such inaccuracy.

5    COMPLIANCE WITH SHARE SALE AGREEMENT

     The Company shall procure that the Group Companies comply with clauses 5.1,
     5.2 and 5.4 of the Share Sale Agreement.

6    PROTECTION AND INDEMNITY

     The Company has entered into this Agreement as an accommodation to Validus and without making any charge to Validus for the services to be provided to Validus under this Agreement. Accordingly, Validus agrees for the benefit of the Company and the Affiliates that neither the Company nor any of the Affiliates shall have any liability to Validus and/or any of its existing or future shareholders for any loss, damage, cost or liability suffered or incurred by Validus and/or any of its existing or future shareholders as a result of relying upon any information provided (or failed to be provided) pursuant to this Agreement or otherwise in connection with the Registration Statement or Validus's public offering of its shares and Validus shall indemnify the Company and each Affiliate from any loss, damage, cost or liability incurred or threatened by or against any of them in connection with any such information or otherwise in connection with the Registration Statement or Validus's public offering of its shares save that this provision shall not protect any individual against the consequences of that individual's own fraud, wilful default or dishonesty and shall not protect any individual or body corporate against liability for physical injury or death caused by negligence on the part of that individual or body corporate. For the avoidance of doubt, the provisions of this Clause 6 shall not reduce the liability of the Warrantors (as defined in


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     the Share Sale Agreement) in their capacity as such for any breach of the warranties set out in Schedule 4 of the Share Sale Agreement under the terms of that agreement.

7    TERMINATION

     The obligations of the Company under this Agreement shall terminate automatically (i) if the Share Sale Agreement is terminated in accordance with the relevant provisions therein or (ii) upon completion of the Share Sale Agreement and, in either case, the Company will have no on-going obligations under this Agreement thereafter. For the avoidance of doubt Clause 6 shall continue in force and effect notwithstanding the termination of the Company's obligations hereunder.

8    THIRD PARTY RIGHTS

     This Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to it except that Affiliates shall be entitled to the benefit of and may enforce and rely on any term of this Agreement to the same extent as if it were a party.

9    GOVERNING LAW

     This Agreement will be governed by and construed in accordance with the laws of England and Wales.


SIGNED by                               )
for and on behalf of VALIDUS HOLDINGS   )
LTD                                     )
                                        )


SIGNED by                               )
for and on behalf of TALBOT HOLDINGS    )
LTD                                     )
                                        )


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                                   APPENDIX A

               MEMORANDUM REGARDING SEC MANDATED REQUIREMENTS FOR
           INCLUSION OF HISTORICAL AND PRO-FORMA FINANCIAL STATEMENTS
                   IN CONNECTION WITH A POTENTIAL ACQUISITION

This memorandum address the technical, rule-based requirements for the inclusion of historical and pro-forma financial statements in connection with a potential acquisition in a registration statement filed under the Securities Act of 1933 or under Form 8-K. This memorandum does not address the general materiality and related disclosures that must also be considered in an acquisition context when the acquirer is also issuing securities into the market. This memorandum does not address the situation where securities are being issued as part of the acquisition consideration.

INCLUSION IN AN IPO REGISTRATION STATEMENT

Form S-1 and Regulation S-X together require that, when a business of a certain size in relation to a registrant has been acquired by the registrant, or the acquisition is "probable", the registrant provide financial statements for the business acquired or to be acquired (the "Acquired Company"). Where these historical financial statements are required, Regulation S-X also requires that the registrant provide pro-forma financial information showing the effects of the business combination. (Form S-1, Item 11(e) and Regulation S-X, Rule 3-05 and Article 11.)

The application of these rules, as well as the determination of which of the Acquired Company's financial periods are to be presented, depends upon the size of the Acquired Company relative to the registrant, and the impact the acquisition will have upon the registrant's results. Regulation S-X measures this relationship using three "conditions:"

- Investments and Advances: measures the registrant's investments in and advances to the Acquired Company as a percent of the registrant's total consolidated assets, as of the most recent fiscal year.

- Share of Assets: measures the Acquired Company's total assets as a percent of the proportionate share of the registrant's total assets, determined as of the last day of the most recent fiscal year.

- Income from Continuing Operations: measures the Acquired Company's income from continuing operations as a percent of the registrant's total income from continuing operations, as of the most recent fiscal year.

Different financial statements of the Acquired Company must be filed depending upon what percent applies in each of the conditions above. Four thresholds apply:

- If none of the percents determined according to the conditions above exceed 20%, then no financial statements of the Acquired Company are required.

- If any of the percents determined according to the conditions above exceed 20% but none exceed 40%, then financial statements are required for the most recent year and any interim periods.


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-    If any of the percents determined according to the conditions above exceed
     40% but none exceed 50%, then financial statements are required for the most recent two years and any interim periods.

- If any of the percents determined according to the conditions above exceed 50%, the financial statements of the Acquired Company must be filed for all periods as would be required for the Acquired Company independently.

There is however an exception to the above rules. No separate financial statements for the Acquired Company are required where none of the percents determined according to the conditions above exceed 50% and either 1) the acquisition has not yet occurred, or 2) the date of the final prospectus of an offering is no more than 74 days after the consummation of the acquisition, and the financial statements have not previously been filed. The requirement that pro-forma financials be provided is also conditioned by this exception, such that the pro-forma effects of an acquisition need not be presented if the separate financial statements of the Acquired Company are not included in the filing.

Financial Statements Required in the IPO Prospectus if (a) the 50% test is met, and (b) the acquisition is probable:

If the 50% test is met and the acquisition is probable, the following financial statements of the Acquired Company would be required to be included in the IPO prospectus:

- audited balance sheets as of the end of each of the two most recent fiscal years;

- if the IPO prospectus is filed 134 days subsequent to the end of the Acquired Company's most recent fiscal year, also include an interim unaudited balance sheet dated within 135 days of the date of filing (i.e. the same stub period as that which would be presented by Validus);

- audited statements of income and cash flows for three years preceding the filing;

- unaudited statements of income and cash flows for the period for which interim balance sheets are being presented; and

- financial statements for the earliest of the three fiscal years required may be omitted if net revenues reported by the Acquired Company in its most recent fiscal year are less than $25 million.

If the 50% test is met and the acquisition is probable, pro-forma financial information showing the effects of the business combination must also be included in the IPO prospectus as follows:

- A pro forma condensed balance sheet as of the end of the most recent period for which balance sheets are being presented; and

- Pro forma condensed statements of income for the most recent fiscal year and the interim period.

With respect to historical financial statements, if the Acquired Company is a "foreign private issuer" (as defined below), then interim financial statements are required only if the filing is made 9 months or more after the end of the most recent fiscal year. However, to the extent that a foreign private issuer has published interim financial information more current than that required by this standard, then the more current interim financial information must be included in the prospectus. A foreign private issuer is a corporation or entity organized under the laws of a foreign country, except that an issuer will not be considered a foreign private issuer if more than 50 percent of its


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outstanding voting securities are directly or indirectly held by residents of the United States and any of the following apply: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States. (See Regulation S-X Rule 3-02 and Form 20-F Item 8.A(5))

Form 8-K

In addition to the rules above, a completed acquisition must be reported on in an 8-K filing. Form 8-K governs this disclosure and provides that the financial statements of an Acquired Company must be provided to the same extent as is required under Regulation S-X as outlined above. The exception is that the financial statements here required may be filed by amendment to the 8-K up to 71 calendar days following the date on which the initial 8-K must be filed.

In addition to the above requirements, the impact (and, consequently, the applicable disclosure) of a potential acquisition must also be assessed according to general materiality and disclosure principles.


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